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                                                                   EXHIBIT 23.3

                              CONSENT OF COUNSEL

  We consent to the use of our name in the paragraph under "Experts" (and elsewhere in the Registration Statement, as described in "Experts") in the Registration Statement on Form S-1 originally filed by Genesys Telecommunications Laboratories, Inc. with the Securities and Exchange Commission on April 3, 1997, as thereafter amended or supplemented (the "Registration Statement"), including the prospectus constituting a part thereof, and in any amendment and supplement thereto.

                                          Blakely Sokoloff Taylor & Zafman

Sunnyvale, California
April 3, 1997